Exhibit 99.1

SIGNATURE GROUP HOLDINGS ANNOUNCES STOCKHOLDER APPROVAL OF CORPORATE NAME CHANGE TO REAL INDUSTRY, INC.

SHERMAN OAKS, Calif., June 1, 2015 -- Signature Group Holdings, Inc. (NASDAQ: RELY) (“Signature” or the “Company”) today announced that it received stockholder approval to change its corporate name to Real Industry, Inc.

The corporate name change to Real Industry, Inc., will be reflected at the open of trading on Wednesday, June 3, 2015.

Craig Bouchard, Signature’s Chairman and CEO, stated, “We are pleased to begin operating under the new Real Industry name, which is a more accurate reflection of the company we aspire to build. I would also like to welcome Patrick Deconinck and William Hall as new members of the Board of Directors, and Philip Tinkler as the Board-elected Independent Lead Director. Great companies are all about people and capital allocation. We want to be the absolute best among our distinguished peer group of acquisition platforms in both these critical categories.”

About Signature Group Holdings, Inc.

Signature is a North America-based holding company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. Signature has significant capital resources, and federal net operating loss tax carryforwards of more than $900 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the Company’s and its subsidiaries’ businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about the Company’s and its subsidiaries’ rebranding efforts, expansion and business strategies; anticipated growth opportunities; the amount of capital-raising necessary to achieve those strategies; utilization of federal net operating loss tax carryforwards; as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to the Company’s ability to successfully identify, consummate and integrate acquisitions and/or other businesses; the Company’s ability to successfully rebrand itself with a new name; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; the Company’s ability to successfully defend against current and new litigation and indemnification matters, as well as demands by investment banks for defense,

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indemnity, and contribution claims; the Company’s ability to access and realize value from its federal net operating loss tax carryforwards; the Company’s ability to identify and recruit management and directors; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K.

Contact

Signature Group Holdings, Inc.

Jeff Crusinberry, Senior Vice President and Treasurer

(805) 435-1255

investor.relations@signaturegroupholdings.com